UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 18, 2021

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real

Suite 300

San Diego, CA 92130

(858) 434-1113

(Address and zip code; telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported, on May 28, 2021, Oncternal Therapeutics, Inc. (the “Company”), entered into an Open Market Sale Agreement (the “Sale Agreement”) to sell, at its option, shares of common stock having aggregate gross sales proceeds of up to $50 million, from time to time, through an “at the market” equity offering program. On June 18, 2021, the Company delivered written notice to the sales agent to terminate the Sale Agreement effective as of 10 trading days from the date of the notice, pursuant to Section 7(b) thereof. The Company is not subject to any termination penalties related to the termination of the Sale Agreement. Prior to termination, the Company did not sell any shares pursuant to the Sale Agreement and, as a result of the termination of the Sale Agreement, the Company will not offer or sell any shares under the “at the market” program.

As of March 31, 2021, the Company had $111.2 million in cash and cash equivalents and believes it has sufficient cash to fund its projected operating requirements into 2023.

A copy of the Sale Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2021 (the “Prior Form 8-K”). The description of the Sale Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Sale Agreement filed as Exhibit 10.1 to the Prior Form 8-K.

Forward-Looking Information

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward-looking statements include statements regarding the Company’s expected cash runway. Forward-looking statements are subject to risks and uncertainties inherent in the Company’s business, including risks associated with the clinical development and process for obtaining regulatory approval of the Company’s product candidates, such as potential delays in the commencement, enrollment and completion of clinical trials; and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements in this report are current only as of the date hereof and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: June 21, 2021	By:	/s/ James B. Breitmeyer
	Name:	James B. Breitmeyer
	Title:	Chief Executive Officer